Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

$2,000,000

Issue Date: October 25, 2024

No. A-1

New York, New York

FTAC Emerald Acquisition Corp. (the “Maker”) promises to pay to the order of Frontier SPV, LLC (the “Payee”) the principal sum of up to TWO MILLION DOLLARS ($2,000,000) (the “Maximum Principal Amount”) in lawful money of the United States of America, on the terms and conditions described below.

1. Principal. The Payee shall be obligated to lend to the Maker amounts up to the Maximum Principal Amount. The principal balance of this Note, as reflected on Schedule A hereto (such Schedule to be updated from time to time by the Maker as amounts are borrowed from the Payee up to the Maximum Principal Amount) shall be repayable on the date (the “Maturity Date”) on which the Maker consummates a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). No amount shall be due under this Note if such Initial Business Combination is not consummated on or before the 36 month anniversary of the date of the completion of the Maker’s initial public offering (“IPO”) or such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, as it may be amended from time to time.

2. Interest. This Note shall bear no interest.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. [RESERVED]

5. Events of Default. The following shall constitute Events of Default:

(a) Failure to Make Required Payments. Failure by the Maker to pay the principal of, or other payments on, this Note within five (5) business days following the date when due.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a), the Payee may, by written notice to the Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable under this Note, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

7. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

9. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to the Maker:

FTAC Emerald Acquisition Corp.

2929 Arch Street, Suite 1703

Philadelphia, PA 19104-2870

Attention: Douglas Listman

Email: dlistman@cohenandcompany.com

If to the Payee:

Frontier SPV, LLC

2929 Arch Street, Suite 1703

Philadelphia, PA 19104-2870

Attention: Betsy Cohen, Manager

Email: betsy@cohencircle.com

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider, (iv) the date reflected on a signed delivery receipt, or (v) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the trust account in which the proceeds of the Maker’s IPO and the proceeds of the sale of the securities issued in a private placement consummated concurrently with the Maker’s IPO have been deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by the Maker hereto (by operation of law or otherwise) without the prior written consent of the Payee and any attempted assignment without the required consent shall be void. The Payee may assign this Note or any of its rights or obligations hereunder to an affiliate of the Payee without the written consent of the Maker.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

FTAC EMERALD ACQUISITION CORP.

By:	/s/ Bracebridge H. Young, Jr.
Name:	Bracebridge H. Young, Jr.
Title:	President and Chief Executive Officer

Schedule A

Date	Payee	Principal Amount
October 25, 2024	Frontier SPV, LLC

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